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                                                                EXHIBIT 23.1



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports included in this registration statement and to the incorporation by reference in this registration statement of our reports dated May 8, 1997, included and incorporated by reference in D&K Healthcare Resources, Inc.'s Form 10-K for the year ended March 28, 1997, as amended, and to all references to our firm included in this registration statement.



ARTHUR ANDERSEN LLP


/s/ ARTHUR ANDERSEN LLP

St. Louis, Missouri,
   July 29, 1998